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                                                                Exhibit 23.1





                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-17859) and related Prospectus of Nu-Tech Bio-Med, Inc. for the registration of 2,464,944 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 1996, with respect to the consolidated financial statements of Nu-Tech Bio-Med, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-17859) and related prospectus of Nu-Tech Bio-Med, Inc. for the registration of 2,464,944 shares of common stock and to the incorporation by reference therein of our report dated January 7, 1997 with respect to the financial statements of Medical Science Institute for the nine month period ended September 30, 1996 and the year ended December 31, 1995, included in Amendment No. 1 to the Current Report on Form 8-K/A of Nu-Tech Bio-Med, Inc. dated November 18, 1996, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP

Providence, Rhode Island
January 29, 1997